Exhibit 99.2
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       Written Statement of the Vice President and Chief Financial Officer
         Pursuant to 18 U.S.C.ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002

Solely for the purpose of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President and Chief Financial Officer of Harley-Davidson, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2003.

                                           /s/  James L. Ziemer
                                           -------------------------------------
                                           James L. Ziemer
                                           Vice President and
                                           Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Harley-Davidson, Inc. and will be retained by Harley-Davidson, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.